EXHIBIT 10.3(a)

Final Execution Copy

Management Services Agreement

This Management Services Agreement (this "Agreement") is entered into as of March 26, 2007, by and among (i) Soda Club Enterprises N.V., on behalf of the several companies constituting the Soda-Club Group (the “Company”) and (ii) Fortissimo Capital Fund GP, LP on behalf of the several parallel partnerships for which it serves as the General Partner, as well as Fortissimo Capital Management Ltd., whose principal offices are located at 14 Hamelacha Street, Park Afek, Rosh Haayin 48091, Israel (“Fortissimo”).

Whereas,
the Company, Fortissimo and certain other investors have entered into a Share Purchase Agreement dated March 26, 2007 (the “SPA”; all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the SPA); and

Whereas,
Fortissimo and its co-investors will purchase, subject to the closing of the transactions contemplated under the SPA (the “Closing”), a substantial shareholding position in the Company and they intend to actively participate in the management of the Company, including by way of election of members of the Company's Board of Directors (the “Board”); and

Whereas,
the Company desires to retain management services of Fortissimo, or more specifically, the management company of Fortissimo, pursuant to the terms and conditions set forth in this Agreement, and Fortissimo agrees to provide such services to the Company on such terms and conditions.

Now, Therefore, in consideration of the covenants and conditions hereinafter set forth, the parties hereby agree as follows:

1.	Scope of Services

Management Services

1.1.
Fortissimo, through its employees, officers and directors, will conduct regular meetings and discussions with members of the Company's management, to assist and advise them on matters concerning the affairs and business of the Company and render such other management services and advice as may be agreed to from time to time by the Company and Fortissimo (the “Management Services”).

1.2.
In rendering the Management Services hereunder, Fortissimo shall cooperate with the Company and utilize professional skill and diligence to provide the expertise required in connection with such services. Fortissimo shall dedicate as much time as will be reasonably necessary for the proper performance of the Management Services.

Board Services

1.3.
Fortissimo is entitled, under the terms of the SPA and subject to the Closing, to elect a majority of the Board, including as the chairman of the Board (the “Fortissimo Directors”).  The services rendered by the directors and the Chairman will be referred hereinafter as the “Board Services”.

1.4.
For the avoidance of doubt, it is clarified that in serving as members of the Board, the Fortissimo Directors, including the Chairman, shall not be employees of the Company, nor shall the payment of the Management Fee (defined below) by the Company create employee-employer relations between the parties hereto or entitle the Fortissimo Directors to any social benefits.

1.5.	In providing the Board Services, the Fortissimo Directors shall be subject to any and all fiduciary and other duties applicable under law upon members of the board of directors.

2.	Compensation

2.1.
In consideration of the performance of the Management Services and the Board Services hereunder, the Company shall pay to Fortissimo, or an affiliated entity designated by Fortissimo an annual management services fee equal to the greater of: (i) two hundred fifty thousand (250,000) Euro or (ii) 4% of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), for so long at it retains the right to appoint at least two board seats, either alone or together with the other holders of the A1 Shares purchased pursuant to the SPA.

2.2.
The Company will reimburse Fortissimo for reasonable documented out-of-pocket business expenses borne by Fortissimo or any of its employees, directors or officers in connection with the provision of the Management Services, in accordance with policies approved by the Board.

2.3.
All payments under this Agreement shall be made against the issuance of valid invoices by Fortissimo to the Company. Value Added Tax (“VAT”) pursuant to applicable law shall be added to all payments hereunder.

2.4.
Except for VAT, the Management Fee shall be inclusive of all taxes that may be incurred by the Company and/or Fortissimo Directors and/or Fortissimo in connection with the payment thereof, and any such taxes shall be borne by the Fortissimo Directors and/or Fortissimo. Furthermore, the Management Fee and Additional Fees are the full and final compensation for the provision of the Management Services and the Board Services and shall be in lieu of any and all payments that are due to the Fortissimo Directors in their capacity as members of the Board or any of its committees to which they are appointed, except for the right to receive options to purchase ordinary shares of the Company granted to the Company’s directors from time to time. Notwithstanding the above, Fortissimo Directors who are not employees, directors or officers of Fortissimo shall be entitled to such compensation, payments and options as are provided to the other Company Board members.

3.	Term and Termination

3.1.	This Agreement shall only come into effect at the Closing of the SPA.

3.2.
This Agreement may be terminated by Board resolution that may be adopted at such time as the Board includes less than two (2) Fortissimo Directors, and subject to thirty (30) days prior written notice to Fortissimo. In the event of termination hereunder, Fortissimo shall be entitled to receive a pro-rated part of the Management Fee.

4.
Independent Contractor. Fortissimo is an independent contractor and is not an agent or employee of, and has no authority to bind the Company by contract or otherwise. Fortissimo will perform the Management Services under the general direction of the Company.

5.	Miscellaneous

5.1.
Entire Agreement. This Agreement and the SPA contain the entire agreement of the parties with relation to the subject matter hereof, and cancel and supersede all prior and contemporaneous negotiations, correspondence, understandings and agreements (oral or written) of the parties relating to such subject matter.

5.2.	Amendment. This Agreement may not be modified or amended except by mutual written agreement of the parties.

5.3.
No Waiver. No failure, delay of forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms of conditions hereof.

5.4.
Assignment. Except as provided herein, this Agreement shall not be assigned by a party hereof to a third party without the other party's prior written consent and any attempt to effect an assignment of this Agreement or any portion thereof without obtaining such consent shall be null and void.

5.5.
Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein

5.6.
Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) seven (7) days after it is mailed by registered mail; (b) upon the transmittal thereof by facsimile; or (c) upon the manual delivery thereof, to the respective party’s address set forth in the preamble or to such other address with respect to a party as such party shall notify the other party in accordance with the above.

5.7.	Counterparts. This Agreement may be executed in multiple counterparts, including, without limitation, by facsimile signature, which taken together shall constitute a single document.

5.8.
Governing Law and Jurisdiction. This Agreement and the transactions contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to rules respecting conflict of law that would cause the laws of any jurisdiction other than the State of Israel to be applied. The competent courts of Tel Aviv-Jaffa shall have sole and exclusive jurisdiction to hear and resolve any disputes among the parties related to this Agreement.

[Signature Page to Follow]

Signature Page Of Management Agreement

In Witness Whereof, the parties have signed this Management Services Agreement as of the date first set forth above.

Soda Club Enterprises N.V.

By:	/s/ Gad Shoshany
Name: Gad Shoshany
Title: In-House Counsel

Fortissimo Capital Fund GP LP.
By: Fortissimo Capital (GP) Management Ltd., its general partner

By:	/s/ Yuval Cohen
Name: Yuval Cohen
Title: Director